As filed with the Securities and Exchange Commission on February 8, 2007

Registration No. 333-13904

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MTR Corporation (C.I.) Limited (Exact Name of Registrant as Specified in Its Charter)	MTR Corporation Limited (Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Hong Kong (State or Other Jurisdiction of Incorporation or Organization)

N/A (I.R.S. Employer Identification No.)	N/A (I.R.S. Employer Identification No.)

Ugland House, P.O. Box 309 George Town Grand Cayman, Cayman Islands British West Indies 345-949-8066 (Address and Telephone Number of Registrant’s Principal Executive Offices)	MTR Tower, Telford Plaza 33 Wai Yip Street Kowloon Bay Hong Kong 852-2993-2111 (Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

212-664-1666

(Name, Address and Telephone Number

of Agent For Service)

Copy to:

William Y. Chua, Esq.

Sullivan & Cromwell LLP

28th Floor

Nine Queen’s Road Central

Hong Kong

852-2826-8688

Explanatory Note

This document constitutes Post-Effective Amendment No. 1 to the shelf registration statement on Form F-3 (Registration No. 333-13904) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by MTR Corporation (C.I.) Limited (“MTR (C.I.)”) and MTR Corporation Limited (“MTR Corporation”) on September 10, 2001. The Registration Statement related to the issuance, offering and sale of MTR (C.I.)’s guaranteed debt securities and warrants to purchase guaranteed debt securities of MTR (C.I.) and MTR Corporation’s debt securities and warrants to purchase debt securities of MTR Corporation and guarantees of MTR Corporation (collectively, the “Debt Securities”), in an aggregate principal amount of US$800 million. An aggregate principal amount of US$1 billion of debt securities and/or warrants to purchase debt securities of MTR Corporation was previously registered pursuant to MTR Corporation’s registration statement on Form F-3 (Registration No. 333-12612), and US$800 million of such debt securities and/or warrants to purchase debt securities of MTR Corporation was carried forward to the Registration Statement in accordance with Rule 429 of the Securities Act. As of the date hereof, no Debt Securities have been issued, offered or sold under the Registration Statement.

By way of this Post-Effective Amendment, MTR (C.I.) and MTR Corporation hereby deregister all Debt Securities registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MTR Corporation (C.I.) Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on February 8, 2007.

MTR Corporation (C.I.) Limited

By:
/s/ Lincoln Leong Kwok-kuen
	Name:	Lincoln Leong Kwok-kuen
	Title:	Joint Chief Executive Officer, Finance Director and Chief Financial Officer

By:
/s/ Leonard Bryan Turk
	Name:	Leonard Bryan Turk
	Title:	Joint Chief Executive Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the following capacities on February 8, 2007:

Signature	Title

/s/ Leonard Bryan Turk Leonard Bryan Turk	Joint Chief Executive Officer, Secretary and Member of the Board

/s/ Lincoln Leong Kwok-kuen Lincoln Leong Kwok-kuen	Joint Chief Executive Officer, Finance Director, Chief Financial Officer and Member of the Board

/s/ Jimmy Lau Chiu-chung Jimmy Lau Chiu-chung	Financial Controller, Treasurer and Member of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MTR Corporation Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on February 8, 2007.

MTR Corporation Limited

By:
/s/ Lincoln Leong Kwok-kuen
	Name:	Lincoln Leong Kwok-kuen
	Title:	Finance Director

By:
/s/ Leonard Bryan Turk
	Name:	Leonard Bryan Turk
	Title:	Legal Director and Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the following capacities on February 8, 2007:

Signature	Title

* Dr. Raymond Ch’ien Kuo-fung	Non-Executive Chairman

* Chow Chung-kong	Chief Executive Officer and Member of the Board

/s/ Lincoln Leong Kwok-kuen Lincoln Leong Kwok-kuen	Finance Director

/s/ Jimmy Lau Chiu-chung Jimmy Lau Chiu-chung	General Manager – Financial Control and Treasury

Signature	Title

Member of the Board
Professor Cheung Yau-kai

* David Gordon Eldon	Member of the Board

* Edward Ho Sing-tin	Member of the Board

* Lo Chung-hing	Member of the Board

* T. Brian Stevenson	Member of the Board

* Christine Fang Meng-sang	Member of the Board

Secretary for the Environment, Transport and Works Dr. Sarah Liao Sau-tung	Member of the Board

* Commissioner for Transport Alan Wong Chi-kong	Member of the Board

* Frederick Ma Si-hang	Member of the Board

*By:	/s/ Leonard Bryan Turk Attorney-in-fact Name: Leonard Bryan Turk

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

24.1	Powers of Attorney of Members of the Board of MTR Corporation Limited